Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that R. D. Cash hereby constitutes and appoints Harris H. Simmons, Doyle L. Arnold and Thomas E. Laursen, and each of them individually, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to Zions Bancorporation’s registration statement on Form S-4 (Registration No. 333-127636) and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he might or could do in person, hereby ratifying and confirming all that each of such said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In witness whereof, I have duly executed this Power of Attorney.

/S/ R. D. CASH
R. D. Cash	August 31, 2005